Exhibit 99.1

Sadot Group, Inc. Reports Third Quarter 2024 Results

Reports Quarterly Net Income of $1.2 million

BURLESON, TX, Texas, November 12, 2024 (ACCESSWIRE) - Sadot Group Inc. (Nasdaq: SDOT) (“Sadot Group”, “Sadot” or the “Company”), an emerging player in the global food supply chain sector, today announced its financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Highlights
•Consolidated revenues of $201.7 million, a 10.7% increase over the prior year period.
•Net income increased to $1.2 million, up from a $5.2 million loss in the prior year period, a significant improvement of $6.3 million.
•EBITDA of $2.9 million compared to a negative $4.4 million of EBITDA in the prior year period, a significant improvement of $7.4 million.
•Basic EPS improved to $0.25 compared to a negative $1.39 in the prior year period.
•Dilutive EPS improved to $0.23 compared to a negative $1.39 in the prior year period.
•Working capital surplus of $18.9 million compared to $8.3 million at December 31, 2023.

Year to Date 2024 Financial Highlights
•Consolidated revenues of $484.7 million, compared to $555.4 million in the prior year.
•Net income increased to $3.3 million, up from a $6.1 million loss in the prior year, a significant improvement of $9.3 million.
•EBITDA of $6.7 million compared to an EBITDA of negative $4.2 million in the prior year, a significant improvement of $10.9 million.
•Basic EPS improved to $0.74 compared to a negative $1.81 in the prior year.
•Dilutive EPS improved to $0.69 compared to a negative $1.81 in the prior year.

"We are extremely pleased to report positive net income for the second consecutive quarter and record year-to-date net income, milestone achievements for the Company," said Michael Roper, Chief Executive Officer of Sadot Group. "Revenue growth in our core commodity trading business reached 11.6% year-over-year, in the latest three-month period, driven by increased transaction levels as we continued to expand our global commercial platform.” The strength of our performance in the quarter and year-to-date periods reinforces our confidence in key strategies for driving growth and profitability within the nearly $2 trillion global agri-commodities market along with our commitment to delivering shareholder value."
Strategic and Operational Highlights
•Completed 24 transactions of over 0.5 million metric tons of agri-commodities throughout 14 different countries during the third quarter.
•Initiated trades from Sadot Brasil and Sadot Canada expanding the Company’s global presence.
•We are now a 100% franchise concept and have been able to reduce some overhead expenses accordingly.

•Completed the sale of SuperFit foods.
•Continuing due diligence with multiple parties for Pokémoto and Muscle Maker Grill.
•Placed a deposit and in negotiations for the acquisition of an agricultural farming property in Indonesia.

All numbers disclosed in this report are the amounts attributable to Sadot Group Inc. and exclude the portion related to the non-controlling interests. All share based numbers are split adjusted.

Webcast Details

Date: Wednesday, November 13, 2024
Time: 10:30 am EDT/ 7:30 am PDT
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About Sadot Group Inc.

Sadot Group Inc. has rapidly established itself as an emerging player in the global food supply chain. Sadot Group provides innovative and sustainable supply chain solutions that address the world's growing food security challenges.

Sadot Group currently operates within key verticals of the global food supply chain including global agri-commodity origination and trading operations for food/feed products such as soybean meal, wheat and corn, and farm operations producing grains and tree crops in Southern Africa.

Sadot Group connects producers and consumers across the globe, sourcing agri-commodity products from producing geographies such as the Americas, Africa and the Black Sea and delivering to markets in Southeast Asia, China and the Middle East/North Africa region.

Sadot Group is headquartered in Burleson, Texas with subsidiary operations throughout the United States, Brazil, Canada, Colombia, India, Israel, Singapore, Ukraine, United Arab Emirates and Zambia. For more information, please visit www.sadotgroupinc.com.

Sadot Group, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2024	December 31, 2023
	$’000	$’000
ASSETS
Current assets:
Cash	962	1,354
Accounts receivable, net of allowance for doubtful accounts of $0.8 million and $0.2 million as of September 30, 2024 and December 31, 2023, respectively	38,333	52,920
Inventory	1,054	2,561
Assets held for sale	5,431	—
Other current assets	113,241	56,016
Total current assets	159,021	112,851
Right to use assets	137	1,284
Property and equipment, net	11,847	12,883
Goodwill	—	1,798
Intangible assets, net	—	2,833
Other non-current assets	22	46,442
Total assets	171,027	178,091
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	40,346	50,167
Notes payable, current, net of discount of $0.1 million and $0.2 million as of September 30, 2024 and December 31, 2023, respectively	2,808	6,531
Operating lease liability, current	22	385
Deferred revenue, current	2,161	1,229
Liabilities held for sale	2,464	—
Other current liabilities	92,283	46,270
Total current liabilities	140,084	104,582
Contract liability, non-current	—	46,048
Notes payable, non-current	—	622
Operating lease liability, non-current	117	1,027
Deferred revenue, non-current	—	1,555
Total liabilities	140,201	153,834
Equity:
Common stock, $0.0001 par value, 20,000,000 shares authorized, 5,020,373 and 4,046,472 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1	—
Additional paid-in capital	111,650	107,992
Accumulated deficit	(83,912)	(87,179)
Accumulated other comprehensive (loss) / income	(180)	8
Total Sadot Group Inc. shareholders' equity	27,559	20,821
Non-controlling interest	3,267	3,436
Total stockholders’ equity	30,826	24,257
Total liabilities and stockholders’ equity	171,027	178,091

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	$’000	$’000	$’000	$’000
Commodity sales	200,906	179,975	480,706	547,900
Company restaurant sales, net of discounts	479	1,937	2,628	6,725
Franchise royalties and fees	321	245	1,319	767
Franchise advertising fund contributions	12	16	40	52
Other revenues	16	—	16	13
Cost of goods sold	(199,271)	(179,268)	(480,074)	(544,803)
Gross profit	2,463	2,905	4,635	10,654
Impairment of goodwill	—	(828)	—	(828)
Impairment of intangible assets	—	(810)	—	(810)
Depreciation and amortization expenses	(49)	(443)	(421)	(1,517)
Franchise advertising fund expenses	(12)	(16)	(40)	(52)
Pre-opening expenses	—	(335)	—	(371)
Post-closing expenses	(91)	(60)	(120)	(173)
Stock-based expenses	(1,713)	(1,075)	(4,430)	(5,667)
Sales, general and administrative expenses	(4,245)	(3,310)	(8,770)	(7,175)
Loss from operations	(3,647)	(3,972)	(9,146)	(5,939)
Other income	—	1	19	252
Interest expense, net	(1,718)	(301)	(2,969)	(320)
Change in fair value of stock-based compensation	1,001	297	2,691	1,161
Warrant modification expense	—	(958)	—	(958)
Gain / (loss) on fair value remeasurement	5,461	(349)	11,995	(349)
Gain on sale of trading securities	—	—	518	—
Income / (Loss) Before Income Tax	1,097	(5,282)	3,108	(6,153)
Income tax expense	(3)	(13)	(9)	(18)
Net income / (loss)	1,094	(5,295)	3,099	(6,171)
Net loss attributable to non-controlling interest	69	112	169	112
Net income / (loss) attributable to Sadot Group Inc.	1,163	(5,183)	3,268	(6,059)

Net Income / (Loss) Per Share attributable to Sadot Group Inc.:
Basic	0.25	(1.39)	0.74	(1.81)
Diluted	0.23	(1.39)	0.69	(1.81)

Weighted-Average # of Common Shares Outstanding:
Basic	4,693,351	3,742,192	4,436,065	3,344,394
Diluted	5,011,339	3,742,192	4,707,964	3,344,394

Sadot Group, Inc.
Condensed Consolidated Statement of Operations and Other Comprehensive Income/ (Loss) (Continued)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	$’000	$’000	$’000	$’000
Net income / (loss)	1,094	(5,295)	3,099	(6,171)
Other comprehensive income / (loss)
Foreign exchange translation adjustment	(4)	—	(1)	—
Unrealized loss, net of income tax	(1)	—	(187)	—
Total other comprehensive loss	(5)	—	(188)	—
Total comprehensive income / (loss)	1,089	(5,295)	2,911	(6,171)
Comprehensive loss attributable to non-controlling interest	69	112	169	112
Total Comprehensive income / (loss) attributable to Sadot Group Inc.	1,158	(5,183)	3,080	(6,059)

Sadot Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
	$’000	$’000
Cash Flows from Operating Activities
Net income / (loss)	3,099	(6,171)
Adjustments to reconcile net income / (loss) to net cash used in operating activities:
Impairment of goodwill	—	828
Impairment of intangible assets	—	810
Depreciation and amortization	421	1,517
Stock-based expenses	4,430	5,667
Change in fair value of compensation	(2,691)	(1,161)
Warrant modification expense	—	958
Unrealized loss, net of income tax	(187)	—
Foreign exchange translation adjustment	(1)	—
Loss on disposal of assets	304	301
Bad debt expense	—	82
Transfer to assets held for sale	(481)	—
Changes in operating assets and liabilities:
Accounts receivable, net	20,275	(61,155)
Inventory	1,506	61
Other current assets	(57,206)	(6,659)
Other non-current assets	46,229	—
Accounts payable and accrued expenses	(9,532)	55,869
Other current liabilities	46,278	397
Contract liability, non-current	(46,048)	—
Operating right to use assets and lease liabilities, net	56	(46)
Deferred revenue	528	23
Total adjustments	3,881	(2,508)
Net cash provided by (used in) operating activities	6,980	(8,679)
Cash Flows from Investing Activities
Deposit on farmland	(5,853)	4,914
Investment from non-controlling interest	—	3,655
Purchases of property and equipment	(38)	(12,447)
Disposal of property and equipment	462	208
Net cash provided by / (used in) investing activities	(5,429)	(3,670)
Cash Flows from Financing Activities
Proceeds from notes payable	4,569	7,684
Proceeds from exercise of warrants	—	2,153
Repayments of notes payable	(6,512)	(4,964)
Net cash (used in) provided by financing activities	(1,943)	4,873
Net Increase (Decrease) in Cash	(392)	(7,476)
Cash – beginning of period	1,354	9,898
Cash – end of period	962	2,422

Reconciliations of EBITDA and Other Non-GAAP Measures
EBITDA and EBITDA Margin are non-GAAP measures. The Company defines EBITDA as Net loss, adjusted for depreciation, amortization, interest income / (expense), and income taxes. The Company believes that EBITDA and EBITDA Margin, (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate its operating results and ongoing profitability because they permit investors to evaluate its recurring profitability from its ongoing operating activities.

EBITDA and EBITDA Margin, have certain limitations, and you should not consider them in isolation or as a substitute for analysis of its results of operations as reported under U.S. GAAP. The Company cautions investors that amounts presented in accordance with its definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.
The following table presents a reconciliation of EBITDA from the most comparable U.S. GAAP measure, Net loss, and the calculations of the Net loss margin and EBITDA Margin for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	$’000	$’000	$’000	$’000
Net income / (loss)	1,094	(5,295)	3,099	(6,171)
Adjustments to EBITDA:
Depreciation and amortization expenses	49	443	421	1,517
Interest (income) / expense, net	1,718	301	2,969	320
Income tax expense	3	13	9	18
EBITDA	2,864	(4,538)	6,498	(4,316)
EBITDA attributable to non-controlling interest	69	112	169	112
EBITDA attributable to Sadot Group Inc.	2,933	(4,426)	6,667	(4,204)
Gross Profit	2,463	2,905	4,635	10,654
Gross Profit attributable to Sadot Group Inc.	2,532	3,017	4,804	10,766

Net income / (loss) margin attributable to Sadot Group Inc.	0.5%	(2.9)%	0.6%	(1.1)%
EBITDA margin attributable to Sadot Group Inc.	1.5%	(2.4)%	1.4%	(0.8)%

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products, or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Sadot Group, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.
Investor Relations:
Frank Pogubila
SVP
Integrous Communications
W - 951.946.5288
E - IR@sadotco.com